AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT


       Under the Dixie Yarns, Inc. Incentive Stock Plan



THIS AMENDMENT TO THE NON-QUALIFIED STOCK OPTION AGREEMENT between Dixie Yarns, Inc., a Tennessee corporation (hereinafter the "Company") and _________________________, a key employee of the Company or an Affiliate corporation of the Company (hereinafter the "Employee"), which Employee presently holds an outstanding stock option issued under the Incentive Stock Option Plan of the Company (hereinafter the "Plan").

WHEREAS, the Company has previously granted Employee an option to purchase shares of Common Stock of the Company under the Plan;

WHEREAS, the Company desires to amend the option in order to reduce the option price at which it may be exercised, and to recommence the time periods during which the option may be exercised; and

WHEREAS, Employee desires to accept the amendments to the option previously issued to Employee under the Plan.

Now, therefore, in consideration of desire of the parties hereto and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following amendments to the presently issued and outstanding stock option held by the Employee that has been issued pursuant to the Plan:

1. Amendment Of Outstanding Option. Effective May 4, 1995, all currently outstanding and unexercised stock options issued to Employee under the Plan are hereby amended as provided herein. To the extent the provisions of the outstanding options are not specifically changed herein, the provisions of the option are to continue to remain in effect.

2. Exercise Price. The purchase price of the shares of Common Stock subject to the option as set forth in Section 2 of the written agreement describing the option is hereby amended to provide for an option price of $8.00 per share.

3. Time and Manner of Exercise. Subject to the other provisions of the written agreement describing the option, the option shall become exercisable as to the percentage of aggregate number of shares covered by the option on and after each of the following dates during the term of the option:
         25 percent  (25%) on or after May 4, 1997.
         50 percent  (50%) on or after May 4, 1998.
         75 percent  (75%) on or after May 4, 1999.
        100 percent (100%) on or after May 4, 2000.



The term of the option shall be ten (10) years commencing on May 4, 1995.

4. Except as specifically amended herein, the option shall be subject to all of the terms and conditions set forth in the written option agreement previously entered into by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused the option agreements previously issued to Employee under the Plan to be amended as herein provided, and each party hereto has executed this document as an acknowledgment of their agreement to such amendments.

Dated:_______________                             Dixie Yarns, Inc.
                                             By:________________________


                                                ________________________
Dated:_______________                                   Employee